EXHIBIT 10.2

THIRD AMENDMENT TO
GUARANTY OF PAYMENT OF DEBT

This THIRD AMENDMENT TO GUARANTY OF PAYMENT OF DEBT (this “Third Amendment to Guaranty”) is made and entered into as of this 30th day of June, 2006, by and among FOREST CITY ENTERPRISES, INC., an Ohio corporation (the “Guarantor”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), NATIONAL CITY BANK, as Syndication Agent (the “Syndication Agent” and, together with the Administrative Agent, the “Agents”), BANK OF AMERICA, N.A. and LASALLE BANK NATIONAL ASSOCIATION, as Co-Documentation Agents, and the banks party to the Credit Agreement (as hereinafter defined) as of the date hereof (collectively, the “Banks” and individually, a “Bank”). Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Guaranty, as hereinafter defined.

W I T N E S S E T H;

WHEREAS, Forest City Rental Properties Corporation (the “Borrower”), the Banks, and the Agents previously entered into a certain Credit Agreement dated as of March 22, 2004, as amended by that certain First Amendment to Credit Agreement dated as of January 19, 2005, that certain Second Amendment to Credit Agreement dated as of April 7, 2005, and that certain letter agreement dated January 20, 2006 (as so amended, the “Original Credit Agreement”); and

WHEREAS, the Banks required, as a condition to entering into the Original Credit Agreement, that the Guarantor execute and deliver to the Agents and the Banks a certain Guaranty of Payment of Debt, dated as of March 22, 2004, as amended by that certain First Amendment to Guaranty of Payment of Debt dated as of January 19, 2005 and that certain Second Amendment to Guaranty of Payment of Debt dated as of April 7, 2005 (as so amended, the “Guaranty”) and the Guarantor agreed to and did execute and deliver the Guaranty to the Agents and the Banks; and

WHEREAS, the Borrower and the Guarantor have requested that the Banks and the Agents agree to certain amendments to the Original Credit Agreement and to the Guaranty; and

WHEREAS, the Borrower, the Banks and the Agents have entered into a Third Amendment to Credit Agreement, dated as of the date hereof (said amendment together with the Original Credit Agreement, the “Credit Agreement”), that requires as one of its conditions that the Guarantor enter into this Third Amendment to Guaranty.

NOW, THEREFORE, it is mutually agreed as follows:

1. AMENDMENT TO SECTION 1 OF THE GUARANTY. Section 1 of the Guaranty shall be amended as follows:

(a) Addition of Definition of “Indemnification Lien". Section 1 of the Guaranty shall be amended by adding, in its appropriate alphabetical place, the following definition for “Indemnification Lien”:

“Indemnification Lien” shall mean a Lien granted by the Guarantor pursuant to an Indemnity Agreement entered into by the Guarantor with respect to one or more Performance Surety Bonds; provided, that such Indemnification Lien extends only to the assigned property on which a Surety provides a Performance Surety Bond and not to other property of the Guarantor or any Subsidiary of the Guarantor and provided, further, that such Indemnification Lien shall become effective only in the event that (a) the Guarantor fails to honor its obligations under the related Indemnity Agreement or Performance Surety Bond; (b) the Guarantor abandons or breaches a contract on a bonded project; (c) the Guarantor defaults under any other indebtedness or liability owed to such Surety or (d) the Guarantor makes an assignment for the benefit of creditors.

(b) Addition of Definition of “MTA Guaranty". Section 1 of the Guaranty shall be amended by adding, in its appropriate alphabetical place, the following definition for “MTA Guaranty”:

“MTA Guaranty” shall mean that certain guaranty dated as of January 23, 2006 by the Guarantor in favor of the Metropolitan Transit Authority for the State of New York (“MTA”), pursuant to which the Guarantor has agreed to guarantee the obligations of Atlantic Rail Yards, LLC (“ARY”) under a temporary entry license agreement between the MTA and ARY and as such MTA Guaranty may, from time to time, be amended, restated or otherwise modified in accordance with the terms of this Guaranty.

(c) Addition of Definition of “Performance Surety Bonds". Section 1 of the Guaranty shall be amended by adding, in its appropriate alphabetical place, the following definition for “Performance Surety Bonds”:

“Performance Surety Bonds” shall mean the bonds, undertakings and like obligations executed by a Surety for or on behalf of the Guarantor for one or more of the following purposes:

(a) to guarantee the performance by the Guarantor or a Subsidiary, as applicable, that construction of a real estate project will be completed in accordance with applicable plans and specifications and that all costs associated with such completion will be paid;

(b) to insure that any mechanics’ liens incurred in the normal course of constructing a real estate project are duly paid and discharged;

(c) as a condition to the issuance of a permit related to a real estate project;

(d) as a condition to the issuance of state and local licenses required for the construction and development of a real estate project; or

(e) to support other obligations related to the construction and development of a real estate project, provided that such obligations do not constitute Indebtedness.

2. AMENDMENT TO SECTION 2 OF THE GUARANTY. Section 2 of the Guaranty shall be amended by deleting the phrase “Five Hundred Fifty Million Dollars ($550,000,000)” contained in the second sentence thereof and replacing it with the phrase “Six Hundred Million Dollars ($600,000,000)”, but leaving it the same in all other respects.

3. AMENDMENT TO SECTION 9.7 OF THE GUARANTY. Section 9.7 of the Guaranty shall be amended as follows:

(a) Amendment to Section 9.7(f). Section 9.7(f) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

(f) within forty-five (45) days (or fifty (50) days so long as the Guarantor shall not have reported an Event of Default under the Guaranty to the Securities and Exchange Commission during such fiscal period nor on its most recent filing with the Securities and Exchange Commission) after the end of each fiscal quarter of the Guarantor (i) a schedule setting forth the aggregate Measured Credit Risk as of the last day of such fiscal quarter, along with the remaining available Measured Credit Risk permitted by Section 9.10(j) and (ii) a statement of the aggregate notional amount of all Hedge Agreements on which the Guarantor, Borrower and/or Forest City Capital Corporation are obligated as of the last day of such fiscal quarter and the aggregate amount of the cash risk to Guarantor, Borrower and Forest City Capital Corporation in respect of such Hedge Agreements as of the last day of such fiscal quarter.

(b) Renumbering of Sections 9.7(h) and (i). Section 9.7 of the Guaranty shall be amended by renumbering Section 9.7(h) as Section 9.7(i) and renumbering Section 9.7(i) as Section 9.7(j).

(c) Addition of New Section 9.7(h). Section 9.7 of the Guaranty shall be amended by adding a new subsection (h) as follows:

(h) within forty-five (45) days (or fifty (50) days so long as the Guarantor shall not have reported an Event of Default under the Guaranty to the Securities and Exchange Commission during such fiscal period nor on its most recent filing with the Securities and Exchange Commission) after the end of each fiscal quarter of the Guarantor, a schedule setting forth the face amount and date of each outstanding Performance Surety Bond issued at the request of the Guarantor pursuant to an Indemnity Agreement along with all other Surety Bonds then outstanding.

4. AMENDMENT TO SECTION 9.8 OF THE GUARANTY. Section 9.8 of the Guaranty shall be amended by deleting the table set forth therein and replacing it with the following table:

Period	EBDT
February 1, 2005 through January 31, 2006	$210,000,000
February 1, 2006 through January 31, 2007	$220,000,000
February 1, 2007 through January 31, 2008	$230,000,000
February 1, 2008 through January 31, 2009	$240,000,000
February 1, 2009 and thereafter	$250,000,000

5. AMENDMENT TO SECTION 9.10 OF THE GUARANTY. Section 9.10 of the Guaranty shall be amended as follows:

(a) Amendment of Section 9.10(b). Section 9.10(b) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

(b) any loan obtained from the Guarantor or any Restricted Subsidiary by any Restricted Subsidiary, other than Portland Lumber Trading, Inc. (fka Forest City Trading Group, Inc.), provided, that (i) such loans shall be made only in the ordinary course of business and (ii) Guarantor shall not cause or permit any Restricted Subsidiary to take any action to enforce payment of any loan made by the Restricted Subsidiary to another Restricted Subsidiary without the prior written consent of the Banks,

(b) Amendment of Section 9.10(g). Section 9.10(g) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:

(g) any Indebtedness or other obligations under any Performance Surety Bond or the related Indemnity Agreement; provided that the terms and conditions of each such Indemnity Agreement shall be substantially the same as the terms and conditions of the form of Agreement of Indemnity dated August 23, 2005, between the Guarantor and Zurich American Insurance Company, that was previously delivered to the Agents.

6. AMENDMENT TO SECTION 9.11 OF THE GUARANTY. Section 9.11 of the Guaranty shall be amended by deleting subsection (vii) in its entirety and replacing it with the following:

(vii) any Indemnification Lien granted pursuant to an Indemnity Agreement related to one or more Performance Surety Bonds permitted under this Guaranty.

7. AMENDMENT TO SECTION 9.12 OF THE GUARANTY. Section 9.12 of the Guaranty shall be amended as follows:

(a) Renumbering of Sections 9.12(k) and (l). Section 9.12 shall be amended by renumbering Section 9.12(k) as Section 9.12(l) and Section 9.12(l) as Section 9.12(m).

(b) Addition of New Section 9.12(k). Section 9.12 shall be amended by adding a new subsection (k) as follows:

(k) the MTA Guaranty; provided that (i) the maximum principal amount of the Guarantor’s obligations thereunder shall not exceed $40,000,000, (ii) so long as the MTA Guaranty is outstanding and in full force and effect, the Guarantor shall maintain or cause to be maintained with a reputable insurer, an environmental liability insurance policy with respect to the real property related to the MTA Guaranty, with a self-insured retention of not more than $28,000,000 and a limit of coverage of not less than $12,000,000 to cover any remediation that may be required and (iii) the Guarantor shall not enter into or agree to enter into any amendment, supplement or other modification to the MTA Guaranty that, in the opinion of the Agents, is or would be materially adverse to the interests of the Banks.

8. AMENDMENT TO SECTION 9.13(c) OF THE GUARANTY. Section 9.13(c) of the Guaranty shall be amended by deleting the phrase “Thirty Million Dollars ($30,000,000)” contained therein and replacing it with the phrase “Forty Million Dollars ($40,000,000)”, but leaving it the same in all other respects.

9. AMENDMENT TO SECTION 9.15 OF THE GUARANTY. Section 9.15 of the Guaranty shall be amended as follows:

(a) Amendment to Section 9.15(a). Section 9.15(a) of the Guaranty shall be deleted in its entirety and replaced with the following:

(a) on the Third Amendment Closing Date, Seven Hundred Seventy-Five Million Dollars ($775,000,000) and.

(b) Amendment to Section 9.15(b). Section 9.15(b) of the Guaranty shall be amended by deleting the phrase “Six Hundred Twenty-Five Million Dollars ($625,000,000)” contained therein and replacing it with the phrase “Seven Hundred Seventy-Five Million Dollars ($775,000,000)”, but leaving it the same in all other respects.

10. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants to the Agents and each of the Banks as follows:

(a) Incorporation of Representations and Warranties. Each and every representation and warranty made by the Guarantor in Section 7 of the Guaranty is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof and no Event of Default or Possible Default exists, or will exist on such date.

(b) Requisite Authority. The Guarantor has all requisite power and authority to execute and deliver and to perform its obligations in respect of this Third Amendment to Guaranty and each and every other agreement, certificate, or document required to be delivered as a condition precedent to this Third Amendment to Guaranty or to the Third Amendment to Credit Agreement and to perform its obligations in respect of the Guaranty as amended by this Third Amendment to Guaranty.

(c) Due Authorization; Validity. The Guarantor has taken all necessary action to authorize the execution, delivery, and performance by it of this Third Amendment to Guaranty and every other instrument, document, and certificate relating thereto. This Third Amendment to Guaranty has been duly executed and delivered by the Guarantor and is the legal, valid, and binding obligation of the Guarantor enforceable against it in accordance with its terms.

(d) No Consent. No consent, approval, or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution, delivery, and performance of this Third Amendment to Guaranty and the transactions contemplated hereby.

11. NO WAIVER. Except as otherwise expressly provided herein, the acceptance, execution, and/or delivery of this Third Amendment to Guaranty by the Agents and the Banks shall not constitute a waiver or release of any obligation or liability of the Guarantor under the Guaranty as in effect prior to the effectiveness of this Third Amendment to Guaranty or as amended hereby or waive or release any Event of Default or Possible Default existing at any time.

12. CONDITIONS TO CLOSING. Except as otherwise expressly provided in this Third Amendment to Guaranty, prior to or concurrently with the execution and delivery of this Third Amendment to Guaranty, and as conditions precedent to the effectiveness of the amendments to the Guaranty provided for herein, the Agents and the Banks and their respective counsel shall have received such opinions of counsel to the Guarantor, certified copies of resolutions of the Board of Directors of the Guarantor, and such other documents as shall be required by the Agents, the Banks, or their respective counsel to evidence and confirm the due authorization, execution, and delivery of this Third Amendment to Guaranty, all in form and substance satisfactory to the Agents and the Banks and their respective counsel; all conditions to the Third Amendment to Credit Agreement shall have been satisfied; and all costs, fees, and expenses required by the Third Amendment to Credit Agreement to have been paid by the Borrower in connection with the Third Amendment to Credit Agreement and/or this Third Amendment to Guaranty shall have been paid.

13. CONFIRMATION OF GUARANTY. The Guarantor hereby confirms that the Guaranty is in full force and effect on the date hereof and that, upon the amendments herein provided becoming effective, the Guaranty will continue in full force and effect in accordance with its terms, as hereby amended.

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FOREST CITY ENTERPRISES, INC.

By: /s/ Thomas G. Smith
Title: Chief Financial Officer,
Executive Vice President and
Secretary

KEYBANK NATIONAL ASSOCIATION,

Individually and as Administrative Agent

By: /s/ Joshua K. Mayers

Title: Assistant Vice President

NATIONAL CITY BANK, Individually and as

Syndication Agent

By: /s/ Anthony J. DiMare

Title: Senior Vice President

THE HUNTINGTON NATIONAL BANK

By: /s/ Jennifer Hearns

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Megan McBride

Title: Senior Vice President

COMERICA BANK

By: /s/ Adam Sheets

Title: Account Officer

(Signature page to Third Amendment to Guaranty of Payment of Debt)

FIRST MERIT BANK

By: /s/ John F. Neumann

Title: Senior Vice President

LASALLE BANK NATIONAL ASSOCIATION

By: /s/ Marilyn Tomfohrde

Title: Senior Vice President

MANUFACTURERS AND TRADERS

TRUST COMPANY

By: /s/ Brian D. Beitz

Title: Vice President

FIFTH THIRD BANK

By: /s/ Martin H. McGinty

Title: Vice President

BANK OF AMERICA, N. A.

By: /s/ James J. Magaldi

Title: Senior Vice President

CALYON NEW YORK BRANCH

By: /s/ Paul T. Ragusin

Title: Director

By: /s/ Eva Lam

Title: Director

(Signature page to Third Amendment to Guaranty of Payment of Debt)

BANK OF MONTREAL

By: /s/ Virginia Neale

Title: Vice President

CHARTER ONE BANK, N.A.

By: /s/ Michael Kauffman

Title: Vice President

(Signature page to Third Amendment to Guaranty of Payment of Debt)